Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 (Amendment No. 5) of our report dated May 18, 2020, relating to the consolidated financial statements of Pony Group, Inc., as of December 31, 2019 and 2018 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

May 18, 2020